Exhibit 3.11

ARTICLES OF INCORPORATION

OF

FISHER COMMUNICATIONS INC.

For the purpose of forming a corporation under the laws of the State of Washington, Glenn M. Gormley, being over the age of eighteen (18) years, adopts in duplicate the following Articles of Incorporation:

ARTICLE I

NAME

The name of this corporation is, and shall be, Fisher Communications Inc.

ARTICLE II

PURPOSES AND OBJECTS

The purpose for which this corporation is organized is to handle any and all matters relating to the communications field, including, but not limited to, matters relating to cable, satellite-related services, data transmission services, teletext services, common carrier operations, and teleconferencing; and further to transact any or all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, Title 23, Revised Code of Washington, as the same may be amended from time to time.

ARTICLE III

CAPITAL STOCK

The total number of shares of stock which the corporation is authorized to issue is Fifty Thousand (50,000), all of which shall be of one class of a par value of One Dollar ($1.00) each, and all of which shall be known as common stock.

ARTICLE IV

TIME

The duration of this corporation, that is to say, its time of existence, shall be perpetual.

ARTICLE V

DIRECTORS AND BY-LAWS

1. The number of directors of this corporation shall be as fixed by its By-laws and may be changed from time to time by amending said By-laws as therein provided for but the number of said directors shall never be less than three (3) nor more than five (5).

2. The initial directors of the corporation and their post office addresses are as follows:

NAME	POST OFFICE ADDRESS
W. W. Warren	100 Fourth Avenue North Seattle, WA 98109

John F. Behnke	100 Fourth Avenue North Seattle, WA 98109

Edward J. Lackner	100 Fourth Avenue North Seattle, WA 98109

Fred H. Kaufman	100 Fourth Avenue North Seattle, WA 98109

3. In furtherance and not in limitation of the powers conferred by the laws of the State of Washington, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of this corporation subject to the power of the stockholders of this corporation change or repeal such By-laws.

ARTICLE VI

PRINCIPAL PLACE OF BUSINESS

The name of the City and County in which the principal place of business of the company is to be, and shall be, located in is the City of Seattle, County of King, and State of Washington.

ARTICLE VII

REGISTERED AGENT AND OFFICE

1. The initial registered agent of the corporation shall be Glenn M. Gormley, whose address is 100 Fourth Avenue North, Seattle, Washington 98109, which is also the address of the registered office of the corporation.

2. The registered agent and office of the corporation may be changed at any time by resolution of the Board of Directors.

ARTICLE VIII

INCORPORATOR

The name and post office address of the incorporator of this corporation is Glenn M. Gormley, 100 Fourth Avenue North, Seattle, Washington 98109.

DATED this 6th day of January, 1982.

/s/ Glenn M. Gormley
Glenn M. Gormley, Incorporator

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

FISHER COMMUNICATIONS INC.

THESE ARTICLES OF AMENDMENT of the Articles of Incorporation of FISHER COMMUNICATIONS INC., a Washington corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B.10.060 of the Washington Business Corporation Act:

1. The name of the corporation is FISHER COMMUNICATIONS INC.

2. Article I of the Articles of Incorporation of the corporation is hereby amended to read as follows:

ARTICLE I

The name of the corporation is FISHER PATHWAYS, INC.

3. Article V, Section 1 of the Articles of Incorporation of the corporation is hereby amended to read as follows:

ARTICLE V

The number of directors of this corporation shall be as fixed in its By-Laws and may be changed from time to time in the manner provided by the By-Laws, but the number of said directors shall never be less than one (1) nor more than five (5).

4. The above amendments were adopted on February 16, 2001.

5. The amendment to Article I was duly approved by the Board of Directors of the corporation, without shareholder action, in accordance with the provisions of Section 23B.10.020(5)

of the Washington Business Corporation Act. Shareholder action was not required to effect this amendment.

6. The amendment to Article V was duly approved by the sole shareholder of the corporation in accordance with the provisions of Sections 23B.10.030 and 23B.10.040 of the Washington Business Corporation Act.

DATED this 7th day of March, 2001.

FISHER COMMUNICATIONS INC.

By	/s/ Sharon J. Johnston
Sharon J. Johnston Its Secretary